                                                            Exhibit 99(b)

                            ADESA Corporation

               Index to Consolidated Financial Statements

                  For the Quarter Ended March 31, 1995



Unaudited Consolidated Financial Statements


Condensed Consolidated Balance Sheets                            1

Condensed Consolidated Statement of Income Statements            2

Condensed Consolidated Statements of Cash Flows                  3

Notes to Condensed Consolidated Financial Statements             4

                            ADESA CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                   March 31, 1995      December 31, 1994
                                   ------------        ------------
                                   (Unaudited)         (Note)
ASSETS
Current assets:
     Cash and cash equivalents     $ 23,642,067        $ 10,203,992        $13,438,075
     Trade receivables, net          62,606,171          48,790,083        $13,816,088
     Other current assets             7,495,616           4,637,150        $ 2,858,466
                                   ------------        ------------
Total current assets                 93,743,854          63,631,225

Property and equipment, net          79,894,339          71,114,221        $ 8,780,118
Intangible assets, net               37,967,750          38,571,513           (603,763)
Other assets                            351,288             407,388            (56,100)
                                   ------------        ------------

Total assets                       $211,957,231        $173,724,347
                                   ============        ============
LIABILITIES AND
     SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued
               expenses            $ 61,222,070        $ 26,747,798
     Notes payable                   21,270,829          20,647,135
     Current portion of
       long-term debt                 4,882,102           4,994,649
                                   ------------        ------------
Total current liabilities            87,375,001          52,389,582

Long-term liabilities                38,990,958          37,894,509

Deferred income taxes                   488,213             452,113

Minority interest in equity
  of subsidiary                       1,399,035           1,289,280

Shareholders' equity:
     Common stock                    66,181,978          66,162,853
     Retained earnings               17,748,610          15,751,929
     Cumulative translation
       adjustment                      (226,564)           (215,919)

                                   ------------        ------------
Total shareholders' equity           83,704,024          81,698,863
                                   ------------        ------------
Total liabilities and
     shareholders' equity          $211,957,231        $173,724,347
                                   ============        ============

Note: The balance sheet at December 31, 1994 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted account principals for completed financial statements.
See accompanying notes.

                            ADESA CORPORATION

               CONDENSED CONSOLIDATED INCOME STATEMENTS
                               (Unaudited)

                                             Three Months Ended March 31
                                                 1995           1994
                                             ------------   -----------
Operating revenues                            $29,609,345   $21,571,324

Operating expenses:
     Direct                                    11,119,327     8,308,036
     Selling, general and administrative:
          Operating                            12,201,242     7,814,669
          Depreciation                          1,011,107       744,486
          Amortization                            749,458       935,314
                                             ------------   -----------
Operating income                                4,528,211     3,768,819

Other income (expense):
     Interest income                              115,931        67,292
     Interest expense                          (1,272,034)     (676,654)
     Other, net                                   (71,642)       71,965
                                             ------------   -----------
                                               (1,227,745)     (537,397)
                                             ------------   -----------
Income before income taxes                      3,300,466     3,231,422
Income taxes                                   (1,303,780)   (1,257,706)
                                             ------------   -----------
Net income                                     $1,996,686    $1,973,716
                                             ============   ===========

Weighted average shares outstanding            11,397,557    11,243,628
                                             ============   ===========

Net income per share                                $0.18         $0.18
                                             ============   ===========

See accompanying notes.

                            ADESA CORPORATION

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Unaudited)

                                             Three Months Ended March 31
                                                 1995          1994
                                             -----------    -----------
Operating activities:
Net income                                    $1,996,686     $1,973,716
Adjustments to reconcile net income to
     net cash provided (used) by operating
     activities:
     Depreciation                              1,011,107        744,486
     Amortization                                749,458        935,314
     Gain on disposal of assets                  (22,691)       (17,471)
     Minority interest in subsidiary             109,754         33,267
     Changes in operating asset and
          liabilities:
          Trade receivables                  (13,816,088)   (19,135,445)
          Other current assets                (2,858,466)    (1,651,533)
          Accounts payable and accrued
          expenses                            34,474,274     24,238,820
                                             -----------    -----------
Net cash provided (used) by operating
     activities                               21,644,034      7,121,154

Investing activities:
Purchases of property, and equipment, net     (9,780,374)    (6,130,640)
Other assets                                     659,863     (1,228,461)
                                             -----------    -----------
Net cash used by investing activities         (9,120,511)    (7,359,101)
Financing activities:
Proceeds from notes and long-term debt         2,998,697      8,561,193
Payments on notes and long-term debt          (2,148,346)    (5,357,840)
Proceeds from the issuance of common stock        19,125              0
                                             -----------    -----------
Net cash provided by financing activities        869,476      3,203,353

Effect of exchange rate changes on cash           45,076        (92,774)
                                             -----------    -----------
Net increase (decrease) in cash               13,438,075      2,872,632

Cash and cash equivalents at beginning of
     period                                   10,203,992     11,902,141
                                             -----------    -----------
Cash and cash equivalents at end of period   $23,642,067    $14,774,773
                                             ===========    ===========

See accompanying notes.

                              ADESA CORPORATION
     Notes to Condensed Consolidated Financial Statements - (Unaudited)


1.   Basis of Presentation
     ---------------------

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of only normal recurring accruals) considered necessary to present fairly the consolidated financial statements have been included. Quarterly results of operations are not necessarily indicative of annual results. These statements should be read in conjuction with the consolidated financial statements and footnotes thereto included in the Company's annual report for the year end December 31, 1994.


2.   Business Segments
     -----------------

Selected first quarter 1995 income data by business segment is as follows:

                                Auction       Financial
                                Services      Services         Total
                              -----------    ----------     -----------
     Operating revenues       $28,063,574    $1,545,771     $29,609,345
                              -----------    ----------     -----------

     Operating income         $ 3,544,071    $  984,140     $ 4,528,211
                              -----------    ----------     -----------

Total assets presented by business segment and inclusive of the Company's headquarters as of March 31, 1995 were as follows:

     Auction services         $177,759,511
     Financial services         24,558,742
     Corporate headquarters      9,638,979
                              ------------
                              $211,957,232
                              ------------

3.   Per-Share Data
     --------------

Earnings per share data are based on the weighted average number of shares outstanding during the applicable periods, including the effect of dilutive stock options.

4.   Credit Arrangements
     -------------------

On April 26, 1995, the company's subsidiary Automotive Finance Corporation ("AFC") established a $40,000,000 revolving line of credit (AFC Revolver) at 200 basis points over LIBOR or 50 basis points over the bank's prime rate. Borrowing under the AFC Revolver are limited to the lessor of $40,000,000 or a percentage of eligible receivables, as defined in the credit agreement. The AFC Revolver is for a term of 364 days and will be used to finance floor plan receivables. Additional, ADESA provides no parental guarantee of capital. This line of credit was used to replace $12,000,000 revolving line of credit held prior thereto.

5.   Pending Merger
     --------------

On February 23, 1995 the Company announced that its Board of Directors had approved a definitive agreement with Minnesota Power & Light company (MPL), a diversified electric utility company headquarted in Duluth, Minnesota. This agreement provides that, upon consummation of the merger and upon purchase by MPL of additional newly issued shares of the Company's common stock, MPL will own 80% of the issued and outstanding capital stock of the Company and certain officers of the Company will own the remaining 20%. The merger is subject to approval by the Company's shareholders and the satisfaction of various other customary conditions. If approved, it is expected that the merger will be completed in the second quarter of 1995.

6.   Other Events
     ------------
Currently, individual auctions owned by the Company separately contract with the General Motors ("GM") for the auction of rental repurchase units under master contracts, which state various sales procedures, pursuant to which they conduct business with the Company. These contracts do not require GM to sell any minimum number of vehicles through the Company's auctions and may be terminated upon 30 days' notice. . ADESA currently has three United States auctions which sell rental repurchase units under such contracts with GM. In 1995 GM requested that auctions bid for the right to sell rental repurchase units which will have a term of three years commencing January 1, 1996. GM has informally announced its intentions to reduce the number auctions in the US it uses for such sales from 42 to 32. The Company was invited in February 1995 to take part in this process and on May 10, 1995 submitted a bid for all of the ADESA's United States auctions including a greenfield auction in Manville, New Jersey. There can be no assurance as to whether the Company will receive an increased or decreased number of contracts pursuant to this process but any change could be expected to impact revenues. During 1994 GM, including their respective captive finance subsidiaries which are not part of this process and auction off-lease and repossessed vehicles, accounted for more that 10% of the Company's revenues. GM has stated that it intends to award the contracts in the Summer or Fall of 1995.